Exhibit 4.39

TRANSDIGM INC.,
TRANSDIGM GROUP INCORPORATED,
THE GUARANTORS NAMED HEREIN,
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

FIFTH SUPPLEMENTAL INDENTURE
Dated as of October 28, 2016
to
Indenture
Dated as of May 14, 2015
by and among
TRANSDIGM INC.,
TRANSDIGM GROUP INCORPORATED,
THE GUARANTORS NAMED THEREIN,
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

6.500% Senior Subordinated Notes due 2025
of TransDigm Inc.

This FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 28, 2016, by and among Young & Franklin Inc., a Delaware corporation (“Young & Franklin”), Tactair Fluid Controls, Inc., a New York corporation (“Tactair”), Johnson Liverpool LLC, a Delaware limited liability company (together with Young & Franklin and Tactair, the “Guaranteeing Subsidiaries”), TransDigm Inc., a Delaware corporation (the “Company”), TransDigm Group Incorporated, a Delaware corporation (“TD Group”), Adams Rite Aerospace, Inc., a California corporation (“Adams Rite”), MarathonNorco Aerospace, Inc., a Delaware corporation (“Marathon”), Champion Aerospace LLC, a Delaware limited liability company (“Champion”), Avionic Instruments LLC, a Delaware limited liability company (“Avionic”), Skurka Aerospace Inc., a Delaware corporation (“Skurka”), CDA InterCorp LLC, a Florida limited liability company (“CDA”), Aviation Technologies, Inc., a Delaware corporation (“ATI”), AvtechTyee, Inc., a Washington corporation (“Avtech”), Transicoil LLC, a Delaware limited liability company (“Transicoil”), AeroControlex Group, Inc., a Delaware corporation (“AeroControlex”), Bruce Aerospace Inc., a Delaware corporation (“Bruce Aerospace”), CEF Industries, LLC, a Delaware limited liability company (“CEF”), Acme Aerospace, Inc., a Delaware corporation (“Acme”), Dukes Aerospace, Inc., a Delaware corporation (“Dukes”), Semco Instruments, Inc., a Delaware corporation, (“Semco”), Hartwell Corporation, a California corporation (“Hartwell”), McKechnie Aerospace DE, Inc., a Delaware corporation (“McKechnie Aerospace DE”), McKechnie Aerospace Holdings, Inc., a Delaware corporation (“McKechnie Aerospace Holdings”), McKechnie Aerospace Investments, Inc., a Delaware corporation (“McKechnie Aerospace Investments”), McKechnie Aerospace US LLC, a Delaware limited liability company (“McKechnie Aerospace US”), Texas Rotronics, Inc., a Texas corporation (“Rotronics”), Electromech Technologies LLC (formerly Western Sky Industries, LLC), a Delaware limited liability company (“Electromech”), Schneller LLC, a Delaware limited liability company (“Schneller”), HARCO LLC (formerly Harco Laboratories, Incorporated), a Connecticut limited liability company (“HARCO”), AmSafe Global Holdings, Inc., a Delaware corporation (“AmSafe Global”), Bridport Holdings, Inc., a Delaware corporation (“Bridport Holdings”), AmSafe, Inc., a Delaware corporation (“AmSafe Inc.”), Shield Restraint Systems, Inc. (formerly AmSafe Commercial Products, Inc.), a Delaware corporation (“Shield”), Bridport-Air Carrier, Inc., a Washington corporation (“Bridport-Air”), Bridport Erie Aviation, Inc., a Delaware corporation (“Bridport Erie”), Arkwin Industries, Inc., a New York corporation (“Arkwin”), Whippany Actuation Systems, LLC, a Delaware limited liability company (“Whippany”), Aerosonic LLC, a Delaware limited liability company (“Aerosonic”), Avionics Specialties, Inc., a Virginia corporation (“Avionics Specialties”), Airborne Global, Inc., a Delaware corporation (“Airborne Global”), Airborne Holdings, Inc., a Delaware Corporation (“Airborne Holdings”), Airborne Acquisition, Inc., a Delaware corporation (“Airborne Acquisitions”), Airborne Systems NA Inc., a Delaware corporation (“Airborne Systems NA”), Airborne Systems North America Inc., a Delaware corporation (“Airborne Systems North America”), Airborne Systems North America of CA Inc., a Delaware corporation (“Airborne Systems North America CA”), Airborne Systems North America of NJ Inc., a New Jersey corporation (“Airborne Systems North America NJ”), Telair US LLC, a Delaware limited liability company (“Telair US”), Telair International LLC, a Delaware limited liability company (“Telair International”), Pexco Aerospace, Inc., a Delaware corporation (“Pexco Aerospace”), PneuDraulics, Inc., a California corporation (“PneuDraulics”), Breeze-Eastern LLC, a Delaware limited liability company (“Breeze-Eastern”), ILC Holdings, Inc., a Delaware corporation (“ILC Holdings”), ILC Industries, LLC, a Delaware limited liability company (“ILC Industries”), Data Device Corporation, a Delaware corporation (“DDC”), Beta Transformer Technology Corporation, a New York corporation (“Beta Corporation”), and Beta Transformer Technology LLC, a Delaware limited liability company (collectively with TD Group, Adams Rite, Marathon, Champion, Avionic, Skurka, CDA, ATI, Avtech, Transicoil, AeroControlex, Bruce Aerospace, CEF, Acme, Dukes, Semco, Hartwell, McKechnie Aerospace DE, McKechnie Aerospace Holdings, McKechnie Aerospace Investments, McKechnie Aerospace US, Rotronics, Electromech, Schneller, HARCO, AmSafe Global, Bridport Holdings, AmSafe Inc., Shield, Bridport-Air, Bridport Erie, Arkwin, Whippany, Aerosonic, Avionics Specialties, Airborne Global, Airborne Holdings, Airborne Acquisitions, Airborne Systems NA, Airborne Systems North America, Airborne Systems North America CA, Airborne Systems North America NJ, Telair US, Telair International, Pexco Aerospace, PneuDraulics, Breeze-Eastern, ILC Holdings, ILC Industries, DDC and Beta Corporation, the “Existing Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture referred to below. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

WITNESSETH:
WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of May 14, 2015 (as supplemented by the First Supplemental Indenture thereto, dated as of June 12, 2015, the Second Supplemental Indenture thereto, dated as of August 28, 2015, the Third Supplemental Indenture thereto, dated as of April 1, 2016, and the Fourth Supplemental Indenture thereto, dated as of July 8, 2016, the “Indenture”), providing for the issuance by the Company of 6.500% Senior Subordinated Notes due 2025 (the “Notes”) and the guarantees thereof by each of the Existing Guarantors;
WHEREAS, the Indenture provides that under certain circumstances described therein, newly created or acquired Domestic Restricted Subsidiaries shall execute and deliver to the Trustee a supplemental indenture to the Indenture providing for a senior subordinated guarantee of payment of the Notes by such Domestic Restricted Subsidiary (the “Guarantee”);
WHEREAS, all things necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company, the Existing Guarantors and the Guaranteeing Subsidiaries have been done; and
WHEREAS, pursuant to Section 9.01(g) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.
GUARANTEE, ETC. Each of the Guaranteeing Subsidiaries hereby agrees that from and after the date hereof it shall be a Guarantor under the Indenture and be bound by the terms thereof applicable to Guarantors and shall be entitled to all of the rights and subject to all the obligations of a Guarantor thereunder.

3.
RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. The Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.
EXECUTION AND DELIVERY. Each of the Guaranteeing Subsidiaries agrees that the Guarantee granted by it pursuant to the terms hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

5.
NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any of the Guaranteeing Subsidiaries (or any successor entity) (other than the Company or the Existing Guarantors), as such, shall have any liability for any obligations of the Company, TD Group, the Guaranteeing Subsidiaries or any other Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

6.
NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEE GRANTED HEREUNDER WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.	COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.
EFFECT OF HEADINGS. The Section headings have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

9.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the Existing Guarantors and the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.
TRANSDIGM INC.

By:	/s/ Terrance M. Paradie

Name:	Terrance M. Paradie

Title:	Executive Vice President and Chief Financial Officer
TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance M. Paradie

Name:	Terrance M. Paradie

Title	Executive Vice President and Chief Financial Officer

ACME AEROSPACE, INC.
ADAMS RITE AEROSPACE, INC.
AIRBORNE SYSTEMS NORTH AMERICA OF NJ INC.
AMSAFE GLOBAL HOLDINGS, INC.
AMSAFE, INC.
ARKWIN INDUSTRIES, INC.
AVTECHTYEE, INC.
BRUCE AEROSPACE INC.
DUKES AEROSPACE, INC.
ELECTROMECH TECHNOLOGIES LLC
By: McKechnie Aerospace Investments, Inc., its sole
member
HARTWELL CORPORATION
JOHNSON LIVERPOOL LLC
By: Young & Franklin Inc., its sole member
MARATHONNORCO AEROSPACE, INC.
MCKECHNIE AEROSPACE INVESTMENTS, INC.
PEXCO AEROSPACE, INC.
PNEUDRAULICS, INC.
SHIELD RESTRAINT SYSTEMS, INC.
SEMCO INSTRUMENTS, INC.
SKURKA AEROSPACE INC.
TACTAIR FLUID CONTROLS, INC.
TEXAS ROTRONICS, INC.
YOUNG & FRANKLIN INC.
By:    /s/ Terrance M. Paradie

Name:	Terrance M. Paradie

Title:	Chief Executive Officer

[Signature page to the Fifth Supplemental Indenture – 2025 Notes]

AEROCONTROLEX GROUP, INC.
AIRBORNE ACQUISITION, INC.
AIRBORNE GLOBAL, INC.
AIRBORNE HOLDINGS, INC.
AVIATION TECHNOLOGIES, INC.
BRIDPORT HOLDINGS, INC.
BRIDPORT-AIR CARRIER, INC.
MCKECHNIE AEROSPACE DE, INC.
MCKECHNIE AEROSPACE US LLC
By: McKechnie Aerospace DE, Inc., its sole member
TRANSICOIL LLC
By: Aviation Technologies, Inc., its sole member
By:    /s/ Terrance M. Paradie

Name:	Terrance M. Paradie

Title:	President and Chief Executive Officer
AEROSONIC LLC
AVIONIC INSTRUMENTS LLC
BREEZE-EASTERN LLC
CDA INTERCORP LLC
CEF INDUSTRIES, LLC
CHAMPION AEROSPACE LLC
HARCO LLC
SCHNELLER LLC
TELAIR US LLC
WHIPPANY ACTUATION SYSTEMS, LLC
By: TransDigm Inc., its sole member
TELAIR INTERNATIONAL LLC
By: Telair US LLC, its sole member
By:    /s/ Terrance M. Paradie

Name:	Terrance M. Paradie

Title:	Executive Vice President and Chief Financial Officer
AIRBORNE SYSTEMS NA INC.
AIRBORNE SYSTEMS NORTH AMERICA INC.
AVIONICS SPECIALTIES, INC.
MCKECHNIE AEROSPACE HOLDINGS, INC.
By:    /s/ Terrance M. Paradie

Name:	Terrance M. Paradie

Title:	President

BRIDPORT ERIE AVIATION, INC.
By:    /s/ Terrance M. Paradie

Name:	Terrance M. Paradie

Title:	Vice President and Treasurer

AIRBORNE SYSTEMS NORTH AMERICA OF CA INC.
By:    /s/ Sean P. Maroney

Name:	Sean P. Maroney

Title:	Treasurer

[Signature page to the Fifth Supplemental Indenture – 2025 Notes]

BETA TRANSFORMER TECHNOLOGY CORPORATION
BETA TRANSFORMER TECHNOLOGY LLC
By: Beta Transformer Technology Corporation, its
sole member
DATA DEVICE CORPORATION
ILC HOLDINGS, INC.
ILC INDUSTRIES, LLC
By: ILC Holdings, Inc., its sole member
By:    /s/ Halle F. Terrion

Name:	Halle F. Terrion

Title:	Secretary

[Signature page to the Fifth Supplemental Indenture – 2025 Notes]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE
By:        /s/ Lawrence M. Kusch

Name:	Lawrence M. Kusch

Title:	Vice President

[Signature page to the Fifth Supplemental Indenture – 2025 Notes]